Exhibit 99.1

News Release

For Immediate Release November 26, 2003	For Further Information Contact: Arleen Llerandi Director, Investor Relations (407) 822-2989

Hughes Supply, Inc. to Acquire Century Maintenance Supply, Inc.

Hughes Supply, Inc. (NYSE:HUG) Orlando, Florida

In a move clearly aligned with its growth strategy of investing in businesses that expand its national footprint, reduce business cyclicality, and offer superior returns, Hughes Supply, Inc. (“Hughes”) announced today that it has entered into a definitive all-cash merger agreement with Century Maintenance Supply, Inc. (“Century”), a leading distributor of maintenance, repair and operations (MRO) products serving the multi-family apartment market.

The Boards of Directors of Hughes and Century have approved the merger agreement and completion is subject to customary conditions, including regulatory approvals required under the Hart-Scott-Rodino Act. The total consideration in the merger will be $360 million (including the assumption of Century’s indebtedness), and the merger is anticipated to close as soon as all regulatory approvals are received.

Century, founded in 1988 and headquartered in Houston, is one of the nation’s largest and fastest growing distributors of MRO products to property management companies in the United States. Its extensive, nationwide distribution network includes 39 strategically located branches in major metropolitan markets in 35 states. Century’s sales and operating income for the twelve months ended September 30, 2003 were $311 million and $35 million, respectively. It has enjoyed a robust growth profile and has been able to improve margins during the recent economic downturn.

“We are delighted to be joining forces with a company of Hughes’ reputation and resources. Most importantly, our two companies share the common goal of providing exceptional service to the multi-family apartment industry. There is also a strong cultural fit that will allow us to integrate our businesses quickly and facilitate further growth in the fragmented MRO segment,” stated Joe Semmer, Chief Executive Officer of Century Maintenance Supply, Inc.

Tom Morgan, President and CEO of Hughes Supply Inc., commented, “This transaction is our largest acquisition to date and is a strategic move into the estimated $10 billion MRO industry. In combination with our existing MRO business, this acquisition will make Hughes a leader in the apartment MRO market and facilitate our entry into other MRO markets. Additionally, it will allow us to expand our geographic presence, enabling us to more effectively serve national property management companies throughout the United States.

“Century’s business model and seasoned core operating management team are outstanding. I anticipate a rapid integration of our two businesses with adoption of best practices and combined MRO revenue approaching $500 million in our next fiscal year,” added Morgan.

“Century’s operational excellence, along with its expansive national coverage, makes it an attractive strategic partner for Hughes. Its commitment to world-class service through superior customer, supplier and employee relationships fits extremely well with the Hughes culture, and we look forward to having Century join the Hughes family,” concluded Morgan.

The key financial and strategic benefits of the transaction are expected to include:

•	Market Leadership and Higher Growth - Century’s anticipated growth rate in the next few years is nearly twice that of Hughes. With a strong best-of-breed, national procurement, distribution and services footprint, Hughes will be well-positioned to move into adjacent geographic territories and other attractive MRO markets, including lodging and healthcare, assisted living, education and government/military facilities.

•	Enhanced Returns - The Hughes MRO business currently delivers a return on invested capital (ROIC) that is 50% higher than Hughes’ core business. Because of its superior business model, which results in a double-digit operating income ratio to sales, Century’s ROIC is significantly higher, such that the combined business is expected to generate an ROIC between two and three times Hughes’ overall current return.

•	Significant Operating Synergies - The operating synergies gained from combining the two businesses are significant, particularly as a ratio to current earnings. Substantial gains can be achieved in facilities, transportation, purchasing, marketing, insurance and corporate services, and telecommunications.

The full impact of synergies should be attained by the second year and would significantly improve the transaction price multiple.

•	Improved Capital Efficiency - The use of capital in the MRO segment is more efficient, in part, because the business is much less seasonal and cyclical. This drives superior and more predictable cash flow as well as the higher return on invested capital.

•	Annuity Characteristics - The MRO business is less vulnerable to new construction trends, regional economic volatilities and disruptive weather.

•	Earnings Accretion - Whether financed by debt or by equity, the combined pro-forma results are accretive to earnings per share, before synergies, and further accretive with synergies.

Hughes intends to finance the transaction with a combination of existing facilities and a committed interim term loan facility provided by Lehman Brothers and SunTrust Bank. Hughes anticipates that the interim facility will be refinanced in the first half of 2004, in either the equity or debt capital markets. David Bearman, Executive Vice President and Chief Financial Officer of Hughes Supply, Inc., commented, “In considering alternatives to refinance the interim term loan facility, we will look to maintain balance sheet strength and retain flexibility to fund our strategic growth goals. The financial equation and outlook for this business is extremely compelling,” concluded Bearman.

Century’s majority shareholder is Freeman Spogli & Co., a privately-owned investment firm which purchased a 57% equity stake in Century Maintenance Supply, Inc., in 1998. Additional information on Century Maintenance Supply, Inc., is available at www.centurysupply.com.

Hughes Supply, Inc., founded in 1928, is one of the nation’s largest diversified wholesale distributors of construction and industrial materials, with over 460 locations in 34 states. Headquartered in Orlando, Florida, Hughes employs approximately 7,400 associates and generates annual revenues of over $3 billion. Hughes is a Fortune 500 company and was named the #2 Most Admired Company in America in the Wholesalers: Diversified Industry segment by Fortune Magazine. For additional information on Hughes, you may visit www.hughessupply.com.

Certain statements in this press release contain forward-looking statements that are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements are subject to uncertainty and changes in circumstances. Such forward-looking statements include those regarding obtaining the interim term loan facility to finance the acquisition and consummating the acquisition. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “may,” “will,” “should,” “plan,” intend,” “project,” or phrases such as “will be well-positioned to,” “will benefit,” “will gain,” and similar words or phrases identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The expectations set forth in this release regarding accretion, return on invested capital, achievement of synergies, and achievement of improved capital efficiency reflect Hughes Supply’s current expectations regarding these matters. Actual results could differ materially from these expectations depending on factors such as the Hughes Supply’s cost of capital, the ability of the Hughes Supply, Inc. to identify and implement cost savings, synergies and efficiencies in the time frame needed to achieve these expectations, and the costs incurred in implementing synergies. The actual results, performance or achievements of Hughes Supply Inc. could differ significantly from past results, and from future results, performance or achievements expressed or implied in forward-looking statements. Forward-looking statements are subject to risks and uncertainties including, but not limited to, the ability to negotiate and satisfy the conditions to closing the interim term loan facility, the ability of the parties to the merger agreement to satisfy the conditions to closing the merger agreement, changed market, financial and business conditions, success in integrating acquired businesses, and other factors mentioned in Hughes Supply, Inc.’s SEC filings, including its Forms 10-Q and 10-K statements. Hughes Supply, Inc. does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.